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Exhibit 4.10

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.
7.625% SENIOR NOTE DUE 2016

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF IF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(D) UNDER THE SECURITIES ACT, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR

(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

7.625% Senior Note due 2016

Cert. No. 1
CUSIP No. 25459H AE5

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.

jointly and severally promise to pay to CEDE & CO.

or its registered assigns

the principal sum of $1,497,525,000.00

Dollars on May 15, 2016

Interest Payment Dates: May 15 and November 15, commencing November 15, 2008.

Record Dates: May 1 and November 1 (whether or not a Business Day).

        IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated; May 14, 2008

DIRECTV HOLDINGS LLC

	By:	/s/ J. WILLIAM LITTLE
		Name:	J. William Little
		Title:	Senior Vice President and Treasurer

DIRECTV FINANCING CO., INC.

	By:	/s/ J. WILLIAM LITTLE
		Name:	J. William Little
		Title:	Senior Vice President and Treasurer

This is one of the Notes referred to in
the within-mentioned Indenture:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	Authorized Signatory

Dated:

7.625% Senior Note due 2016

Cert. No. 1
CUSIP No. 25459H AE5

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.
jointly and severally promise to pay to CEDE & CO.

or its registered assigns

the principal sum of $1,497,525,000.00

Dollars on May 15, 2016

Interest Payment Dates: May 15 and November 15, commencing November 15, 2008.

Record Dates: May 1 and November 1 (whether or not a Business Day).

        IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated; May 14, 2008

DIRECTV HOLDINGS LLC

By:
		Name:	J. William Little
		Title:	Senior Vice President and Treasurer

DIRECTV FINANCING CO., INC.

By:
		Name:	J. William Little
		Title:	Senior Vice President and Treasurer

This is one of the Notes referred to in
the within-mentioned Indenture:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	Melanee Young Authorized Signatory

Dated: May 14, 2008

(Back of Note)

        Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

        1.     Interest.    DIRECTV Holdings LLC, a Delaware limited liability company (the "Company") and DIRECTV Financing Co., Inc., a Delaware corporation ("DIRECTV Financing" and, together with the Company, the "Issuers") jointly and severally promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 7.625% per annum and will be payable semi-annually in cash on each May 15 and November 15, commencing November 15, 2008, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date") to Holders of record of the Notes at the close of business on the immediately preceding May 1 and November 1, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

        2.     Method of Payment.    The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose.

        3.     Paying Agent and Registrar.    Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company may act in any such capacity.

        4.     Indenture.    The Issuers issued the Notes under an Indenture, dated as of May 14, 2008 (the "Indenture"), among the Issuers, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture, The Issuers shall be entitled to issue additional Notes pursuant to Section 2.02 of the Indenture. All Notes issued under the Indenture shall be treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior unsecured obligations of the Issuers.

        5.     Optional Redemption.    (a) Except as provided in paragraphs (b) and (c) below, the Notes will not be redeemable at the Company's option prior to May 15, 2012. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

          (b)   Notwithstanding the foregoing, at any time and from time to time prior to May 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 107.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of one or more public or private sales of the Company's Equity Interests (other than Disqualified Stock) (including sales to or capital contributions from Parent, regardless of whether Parent obtains such funds from an offering of its Equity Interests, the incurrence of Indebtedness or otherwise), other than proceeds from a sale to the Company or any of its Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates; provided that (a) at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Indenture.

          (c)   In addition, at any time and from time to time prior to May 15, 2012, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (b) the Make Whole Amount.

          "Make Whole Amount" means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at May 15, 2012 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to May 15, 2012 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.

          "Treasury Rate" means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to May 15, 2012; provided, however, that if the period from the redemption date to May 15, 2012 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to May 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

        6.     Repurchase at Option of Holder.    Upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder To Elect Purchase" appearing below.

        When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of the Indenture exceeds $100.0 million, the Company shall make an offer to all Holders of the Notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Notes with any proceeds which constitute Excess Proceeds under the Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are subject to an offer to purchase will receive a Excess Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder To Elect Purchase" appearing below.

        7.     Notice of Redemption.    Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company fails to redeem such Notes or such portions thereof.

        8.     Termination of Covenants.    From and after the first date on which the Notes are rated Investment Grade by both Rating Agencies and notwithstanding that the Notes may cease to be so rated thereafter, Sections 3.08 (Excess Proceeds Offer), 4.07 (Limitation on Restricted Payments), 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Sales), 4.11 (Limitation on Transactions with Affiliates), and 5.01(d)(i) and (ii) (Merger, Consolidation or Sale of Assets) of the Indenture will not apply.

        9.     Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to finish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

        10.   Persons Deemed Owners.    Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this Note is registered as their absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

        11.   Amendments, Supplement and Waivers.    Subject to certain exceptions, the Indenture, the Notes and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting

Holder of Notes) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; reduce the rate of or change the time for payment of interest on any Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); make any Note payable in money other than that stated in the Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; waive a redemption payment or mandatory redemption with respect to any Note; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred; or make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees or any amended or supplemental indenture may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees; to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the Notes in case of a merger or consolidation pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        12.   Defaults and Remedies.    Each of the following constitutes an Event of Default:

          (a)   default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

          (b)   default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

          (c)   failure to comply with Section 3.08, 4.15 or 5.01 of the Indenture;

          (d)   default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

          (e)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company and any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more;

          (f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Non-Recourse Receivables Subsidiary Indebtedness, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

          (g)   failure by the Company and any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry other than judgments in respect of Non-Recourse Receivables Subsidiary Indebtedness;

          (h)   any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee;

          (i)    the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

          (j)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

        If an Event of Default (other than an Event of Default relating to an Issuer specified in clause (i) or (j) above) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) above with respect to an Issuer, all outstanding Notes shall become and immediately be due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

        The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including, without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

        13.   Trustee Dealings with Issuers.    The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Subsidiaries, and may otherwise deal with the Issuers or their Subsidiaries, as if it were not Trustee;

however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

        14.   No Personal Liabilities of Directors, Owners, Employees, Incorporators and Stockholders.    No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        15.   Guarantees.    Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

        16.   Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.   Abbreviations.    Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.   CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

    DIRECTV Holdings LLC
    2230 East Imperial Highway
    El Segundo, California 90245
    Attention: Corporate Secretary

ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this

Note to

(Insert assignee's Soc. Sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 3.08 (Excess Proceeds Offer) or Section 4.15 (Change of Control and Rating Decline) of the Indenture, check the appropriate box:

☐ Section 3.08	☐ Section 4.15

        If you want to have only part of the Note purchased by the Issuers pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of the Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized officer of Trustee or Note Custodian

GUARANTEE

        Each of the undersigned and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together the "Issuers") to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

        No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his or its status as such. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

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  Exhibit 4.10
ASSIGNMENT FORM